Exhibit (16)(a)(2)
SCHWAB CAPITAL TRUST
POWER OF ATTORNEY
     I, the undersigned trustee and/or officer of Schwab Capital Trust, a Massachusetts business trust (the “Trust”), do hereby constitute and appoint Koji Felton, Christine Pierangeli, Richard W. Grant, Timothy W. Levin, and Sean Graber, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, the Registration Statement of the Trust on Form N-14 with regard to the reorganization of the Institutional Select S&P 500 Fund into the Schwab S&P 500 Index Fund and any and all Amendments to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.
     WITNESS my hand on the date set forth below.

/s/ William A. Hasler Name: William A. Hasler	Date: May 26, 2009
Trustee